Exhibit 99.1

News Release – October 24, 2019

CubeSmart Reports Third Quarter 2019 Results

MALVERN, PA -- (Globe Newswire) – October 24,  2019 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three and nine months ended September 30, 2019.

“We are encouraged by our third quarter performance in light of the continued impact from supply and the difficult year-over-year operating expense comparison,” commented Christopher P. Marr, President and Chief Executive Officer. “Despite the competitive operating environment, we see positive signs in markets that experienced supply growth early in the cycle and remain confident in the long-term performance of our high-quality portfolio.”

Key Highlights for the Quarter

•	Reported earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.22.
•	Reported funds from operations (“FFO”) per share, as adjusted, of $0.44, representing a year-over-year increase of 2.3%.
•	Increased same-store (467 stores) net operating income (“NOI”) 0.1% year over year, driven by 1.5% revenue growth and a 5.3% increase in property operating expenses.
•	Averaged 93.1% same-store occupancy during the quarter and ended the quarter at 92.5%.
•	Closed on two property acquisitions totaling $17.9 million.
•	Opened for operation one development property for a total cost of $18.0 million.
•	Sold 1.8 million common shares at an average sales price of $34.93 per share, resulting in net proceeds of $61.2 million.
•	Added 48 stores to our third-party management platform during the quarter, bringing our total third-party managed store count to 652.

Financial Results

Net income attributable to the Company’s common shareholders was $42.2 million for the third quarter of 2019, compared with $42.9 million for the third quarter of 2018. EPS attributable to the Company’s common shareholders was $0.22 for the third quarter of 2019, compared with $0.23 for the same period last year.

FFO, as adjusted, was $86.8 million for the third quarter of 2019, compared with $80.7 million for the third quarter of 2018. FFO per share, as adjusted, increased 2.3% to $0.44 for the third quarter of 2019, compared with $0.43 for the same period last year.

Investment Activity

Acquisition Activity

During the quarter ended September 30, 2019, the Company acquired two stores located in Georgia and South Carolina for $17.9 million. In total for the year through the date of this press release, the Company has acquired 24 properties for $188.7 million and currently has five additional properties under contract for $87.9 million that are expected to close by the first quarter of 2020.

Third Quarter 2019	Page 1

Disposition Activity

Subsequent to September 30, 2019, the Company sold a store located in Texas for a sales price of $4.1 million.

Unconsolidated Joint Venture Activity

During the third quarter of 2019, the Company’s joint venture, HVP IV, acquired two properties located in Texas for $46.0 million. In total for the year through the date of this press release, HVP IV has acquired six properties for $88.2 million and currently has two additional properties under contract for $34.3 million that are expected to close by year end.

Development Activity

During the third quarter of 2019, the Company opened for operation a development property located in Massachusetts for a total cost of $18.0 million. As of September 30, 2019, the Company had five joint venture development properties under construction. The Company anticipates investing a total of $131.9 million related to these projects and had invested $54.2 million of that total as of September 30, 2019. These stores are located in New York (2), Massachusetts, Pennsylvania and Virginia and are expected to open at various times between the fourth quarter of 2019 and the second quarter of 2021.

Third-Party Management

As of September 30, 2019, the Company’s third-party management program included 652 stores totaling 43.1 million square feet. During the three and nine months ended September 30, 2019, the Company added 48 stores and 153 stores, respectively, to its third-party management program.

Same-Store Results

The Company’s same-store portfolio at September 30, 2019 included 467 stores containing approximately 32.4 million rentable square feet, or approximately 89.3% of the aggregate rentable square feet of the Company’s 519 owned stores.  These same-store properties represented approximately 90.9% of property net operating income for the quarter ended September 30, 2019.

Same-store physical occupancy as of September 30, 2019 and 2018 was 92.5%. Same-store revenues for the third quarter of 2019 increased 1.5% and same-store operating expenses increased 5.3% from the same quarter in 2018. Same-store net operating income increased 0.1%, as compared with the same period in 2018.

Operating Results

As of September 30, 2019, the Company’s total owned portfolio included 519 stores containing 36.3 million rentable square feet and had a physical occupancy of 90.6%.

Revenues increased $13.2 million and property operating expenses increased $4.7 million in the third quarter of 2019, as compared with the same period in 2018.  Increases in revenues were primarily attributable to increased net effective rents in the same-store portfolio as well as revenues generated from property acquisitions and recently opened development properties. Increases in property operating expenses were primarily attributable to property taxes and increased expenses associated with newly acquired or developed stores.

Third Quarter 2019	Page 2

Interest expense increased from $15.2 million during the three months ended September 30, 2018 to $18.2 million during the three months ended September 30, 2019, an increase of $3.0 million. The increase is attributable to a higher amount of outstanding debt and higher interest rates during the 2019 period. To fund a portion of the Company’s growth, the average debt balance during the three months ended September 30, 2019 increased approximately $196 million from the same period in 2018 from $1,656 million to $1,852 million. The weighted average effective interest rate on our outstanding debt increased from 3.91% for the three months ended September 30, 2018 to 4.05% for the three months ended September 30, 2019.

Financing Activity

During the third quarter, the Company sold 1.8 million common shares of beneficial interest through its “at-the-market” equity program (“ATM”) at an average sales price of $34.93 per share, resulting in net proceeds of $61.2 million, after deducting offering costs. As of September 30, 2019, the Company had 4.6 million shares available for issuance under the existing equity distribution agreements.

On October 11, 2019, the Operating Partnership issued $350 million in aggregate principal amount of unsecured senior notes due February 15, 2030 that bear interest at a rate of 3.00% per annum (the “2030 Notes”). The 2030 Notes were priced at 99.623% of the principal amount with a yield to maturity of 3.043%. Net proceeds from the offering were used to repay all the outstanding indebtedness incurred under our unsecured revolving credit facility maturing in June 2024. The remaining net proceeds from the offering will be used for working capital and general corporate purposes.

Quarterly Dividend

On July 23, 2019, the Company declared a dividend of $0.32 per common share. The dividend was paid on October 15, 2019 to common shareholders of record on October 1, 2019.

2019 Financial Outlook

“Utilizing our investment-grade balance sheet, we raised over $400 million of attractively priced capital since the start of the third quarter through ATM equity issuances and our sixth senior note offering with an interest rate of 3.0%,” commented Tim Martin, Chief Financial Officer. “As a result of our capital markets activity and third quarter results, we are adjusting estimates and various guidance assumptions for 2019.”

Fully diluted FFO per share, as adjusted, for 2019 will be between $1.67 and $1.69 (previously $1.66 to $1.69) and fully diluted earnings per share for the year will be between $0.86 and $0.88 (previously $0.85 to $0.88). Changes to the underlying assumptions for 2019 guidance are detailed in the table below. Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance.  For 2019, the same store pool consists of 467 properties totaling 32.4 million rentable square feet.

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	Current Ranges for
2019 Full Year Guidance Range Summary	Annual Assumptions			Prior Guidance(1)
Same-store revenue growth	1.50%	to	2.25%	1.50%	to	2.50%
Same-store expense growth	3.25%	to	4.00%	3.00%	to	4.00%
Same-store NOI growth	0.75%	to	1.50%	1.00%	to	2.25%

Acquisition of wholly-owned operating properties	$250.0M	to	$300.0M	$200.0M	to	$250.0M
Acquisition of properties at C/O	$0		$0	$0		$0
New development openings	$133.6M		$133.6M	$131.6M		$131.6M
Dispositions	$4.1M	to	$4.1M	$0	to	$50.0M
Dilution from properties in lease-up	$(0.09)	to	$(0.10)	$(0.09)	to	$(0.10)

Property management fee income	$23.0M	to	$24.0M	$22.0M	to	$24.0M
General and administrative expenses	$38.5M	to	$39.0M	$38.5M	to	$39.5M
Interest and loan amortization expense	$75.5M	to	$76.5M	$76.5M	to	$78.5M
Full year weighted average shares and units	193.6M		193.6M	194.4M		194.4M

Earnings per diluted share allocated to common shareholders	$0.86	to	$0.88	$0.85	to	$0.88
Plus: real estate depreciation and amortization	$0.87		$0.87	$0.87		$0.87
Less: gain from sale of real estate	$(0.06)		$(0.06)	$(0.06)		$(0.06)
FFO per diluted share, as adjusted	$1.67	to	$1.69	$1.66	to	$1.69

(1) Prior guidance as included in our second quarter earnings release dated July 25, 2019.

4th Quarter 2019 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.20	to	$0.21
Plus: real estate depreciation and amortization	0.21		0.21
FFO per diluted share, as adjusted	$0.41	to	$0.42

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, October 25, 2019 to discuss financial results for the three and nine months ended September 30, 2019.

A live webcast of the conference call will be available online from the investor relations page of the Company's corporate website at www.cubesmart.com. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: http://dpregister.com/10135252.

Telephone participants who are unable to pre-register for the conference call may join on the day of the call using 1-877-506-3281 for domestic callers, +1-412-902-6677 for international callers, or 1-855-669-9657 for callers in Canada. After the live webcast, the call will remain available on CubeSmart's website for 30 days. In addition, a telephonic replay of the call will be available through November 25, 2019. The replay numbers are 1-877-344-7529 for domestic callers, +1-412-317-0088 for international callers, and 1-855-669-9658 for callers in Canada. For callers accessing a telephonic replay, the conference number is 10135252.

Third Quarter 2019	Page 4

Supplemental operating and financial data as of September 30, 2019 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2019 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended and restated, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its Consolidated Financial Statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense – early repayment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): gains from sale of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Third Quarter 2019	Page 5

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”). These risks include, but are not limited to, the following:

•adverse changes in the national and local economic, business, real estate and other market conditions;

•the effect of competition from existing and new self-storage properties on our ability to maintain or raise occupancy and rental rates;

•the execution of our business plan;

•reduced availability and increased costs of external sources of capital;

•financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•increases in interest rates and operating costs;

Third Quarter 2019	Page 6

•counterparty non-performance related to the use of derivative financial instruments;

•risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

•failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

•increases in taxes, fees, and assessments from state and local jurisdictions;

•the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•reductions in asset valuations and related impairment charges;

•security breaches or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships;

•changes in real estate and zoning laws or regulations;

•risks related to natural disasters or acts of violence, terrorism, or war that affect the markets in which we operate;

•potential environmental and other liabilities;

•  uninsured losses and the ability to obtain insurance coverage against risks and losses;

•  the ability to attract and retain talent in the current labor market;

•other factors affecting the real estate industry generally or the self-storage industry in particular; and

•other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Charles Place

Director, Investor Relations

(610) 535-5700

Third Quarter 2019	Page 7

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30,	December 31,
	2019	2018
	(unaudited)

ASSETS
Storage properties	$4,674,717	$4,463,455
Less: Accumulated depreciation	(936,862)	(862,487)
Storage properties, net (including VIE assets of $87,428 and $330,986, respectively)	3,737,855	3,600,968
Cash and cash equivalents	7,293	3,764
Restricted cash	5,555	2,718
Loan procurement costs, net of amortization	4,284	963
Investment in real estate ventures, at equity	88,812	95,796
Assets held for sale	2,403	—
Other assets, net	104,128	48,763
Total assets	$3,950,330	$3,752,972

LIABILITIES AND EQUITY
Unsecured senior notes, net	$1,489,483	$1,143,524
Revolving credit facility	237,980	195,525
Unsecured term loans, net	—	299,799
Mortgage loans and notes payable, net	96,810	108,246
Accounts payable, accrued expenses and other liabilities	150,532	149,914
Distributions payable	62,645	60,627
Deferred revenue	25,611	22,595
Security deposits	470	474
Liabilities held for sale	53	—
Total liabilities	2,063,584	1,980,704

Noncontrolling interests in the Operating Partnership	65,108	55,819

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 193,554,347 and 187,145,103 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1,936	1,871
Additional paid-in capital	2,673,440	2,500,751
Accumulated other comprehensive loss	(749)	(1,029)
Accumulated deficit	(860,985)	(791,915)
Total CubeSmart shareholders’ equity	1,813,642	1,709,678
Noncontrolling interests in subsidiaries	7,996	6,771
Total equity	1,821,638	1,716,449
Total liabilities and equity	$3,950,330	$3,752,972

Third Quarter 2019	Page 8

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

REVENUES
Rental income	$142,207	$132,476	$409,826	$384,480
Other property related income	18,054	15,494	50,651	44,788
Property management fee income	6,286	5,400	17,932	14,794
Total revenues	166,547	153,370	478,409	444,062
OPERATING EXPENSES
Property operating expenses	53,465	48,755	155,010	147,037
Depreciation and amortization	43,379	35,239	122,484	105,251
General and administrative	10,011	9,780	28,958	26,865
Total operating expenses	106,855	93,774	306,452	279,153
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(18,207)	(15,191)	(53,858)	(45,797)
Loan procurement amortization expense	(687)	(578)	(2,082)	(1,735)
Equity in earnings (losses) of real estate ventures	152	(292)	10,940	(785)
Other	1,647	(233)	1,304	260
Total other expense	(17,095)	(16,294)	(43,696)	(48,057)
NET INCOME	42,597	43,302	128,261	116,852
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(426)	(476)	(1,283)	(1,285)
Noncontrolling interest in subsidiaries	(17)	74	94	166
NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$42,154	$42,900	$127,072	$115,733

Basic earnings per share attributable to common shareholders	$0.22	$0.23	$0.67	$0.63
Diluted earnings per share attributable to common shareholders	$0.22	$0.23	$0.67	$0.63

Weighted average basic shares outstanding	192,927	186,074	189,970	184,036
Weighted average diluted shares outstanding	193,817	186,916	190,774	184,829

Third Quarter 2019	Page 9

Same-Store Facility Results (467 stores)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2019	2018	Change	2019	2018	Change

REVENUES
Rental income	$129,423	$127,920	1.2%	$380,257	$373,403	1.8%
Other property related income	13,843	13,176	5.1%	40,296	38,716	4.1%
Total revenues	143,266	141,096	1.5%	420,553	412,119	2.0%

OPERATING EXPENSES
Property taxes	15,420	14,298	7.8%	46,071	43,686	5.5%
Personnel expense	11,376	11,169	1.9%	34,113	33,126	3.0%
Advertising	2,398	2,309	3.9%	6,724	6,584	2.1%
Repair and maintenance	1,700	1,341	26.8%	4,970	4,460	11.4%
Utilities	4,145	4,242	(2.3)%	11,848	12,355	(4.1)%
Property insurance	901	716	25.8%	2,481	2,120	17.0%
Other expenses	5,514	5,279	4.5%	17,447	16,819	3.7%

Total operating expenses	41,454	39,354	5.3%	123,654	119,150	3.8%

Net operating income (1)	$101,812	$101,742	0.1%	$296,899	$292,969	1.3%

Gross margin	71.1%	72.1%		70.6%	71.1%

Period end occupancy (2)	92.5%	92.5%		92.5%	92.5%

Period average occupancy (3)	93.1%	93.2%		92.6%	92.7%

Total rentable square feet	32,426			32,426

Realized annual rent per occupied square foot (4)	$17.15	$16.96	1.1%	$16.89	$16.57	1.9%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$101,812	$101,742		$296,899	$292,969
Non same-store net operating income (1)	9,100	2,677		19,987	6,269
Indirect property overhead (5)	2,170	196		6,513	(2,213)
Depreciation and amortization	(43,379)	(35,239)		(122,484)	(105,251)
General and administrative expense	(10,011)	(9,780)		(28,958)	(26,865)
Interest expense on loans	(18,207)	(15,191)		(53,858)	(45,797)
Loan procurement amortization expense	(687)	(578)		(2,082)	(1,735)
Equity in earnings (losses) of real estate ventures	152	(292)		10,940	(785)
Other	1,647	(233)		1,304	260

Net income	$42,597	$43,302		$128,261	$116,852

(1)	Net operating income (“NOI”) in a non-GAAP (generally accepted accounting principles) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(2)	Represents occupancy at September 30 of the respective year.
(3)	Represents the weighted average occupancy for the period.
(4)	Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.
(5)	Includes property management income earned in conjunction with managed properties.

Third Quarter 2019	Page 10

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income attributable to the Company's common shareholders	$42,154	$42,900	$127,072	$115,733

Add (deduct):
Real estate depreciation and amortization:
Real property	42,599	34,537	120,228	103,142
Company's share of unconsolidated real estate ventures	1,612	2,752	5,368	7,763
Gains from sale of real estate, net (1)	—	—	(10,667)	—
Noncontrolling interests in the Operating Partnership	426	476	1,283	1,285

FFO attributable to common shareholders and OP unitholders	$86,791	$80,665	$243,284	$227,923

Add:
Loan procurement amortization expense - early repayment of debt	—	—	141	—

FFO, as adjusted, attributable to common shareholders and OP unitholders	$86,791	$80,665	$243,425	$227,923

Earnings per share attributable to common shareholders - basic	$0.22	$0.23	$0.67	$0.63
Earnings per share attributable to common shareholders - diluted	$0.22	$0.23	$0.67	$0.63
FFO per share and unit - fully diluted	$0.44	$0.43	$1.26	$1.22
FFO, as adjusted per share and unit - fully diluted	$0.44	$0.43	$1.26	$1.22

Weighted average basic shares outstanding	192,927	186,074	189,970	184,036
Weighted average diluted shares outstanding	193,817	186,916	190,774	184,829
Weighted average diluted shares and units outstanding	195,683	188,954	192,660	186,846

Dividend per common share and unit	$0.32	$0.30	$0.96	$0.90
Payout ratio of FFO, as adjusted	72.7%	69.8%	76.2%	73.8%

(1)	The nine months ended September 30, 2019 include $10.7 million of gains from sale of real estate, net that are included in the Company’s share of equity in earnings (losses) of real estate ventures.

Third Quarter 2019	Page 11